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                                                                     Exhibit 5.1

                        KAUFMAN & MOOMJIAN, LLC
                            Attorneys at Law

              50 Charles Lindbergh Boulevard -- Suite 206
                        Mitchel Field, New York 11553

                      Telephone: (516) 222-5100
                      Facsimile: (516) 222-5110
                       Internet: www.kmcorplaw.com

                                                             May 14, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20006

                  Re: eB2B Commerce, Inc.
                      Registration Statement on Form SB-2

Dear Sirs/Madams:

     We have acted as counsel for eB2B Commerce, Inc., a New Jersey corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 19,037,094 shares (the "Shares") of the common stock, par value $.0001 per share (the "Common Stock"), of the Company, to be offered and sold by certain securityholders of the Company
(the "Selling Securityholders"). In this regard, we have participated in the preparation of a Registration Statement on Form S-3, as amended by Amendment
No. 1 to Form S-3 on Form SB-2 and Amendment No. 2 on Form SB-2 (the "Registration Statement"), relating to the Shares. The Shares include an aggregate of 18,094,280, shares (the "Underlying Shares") of Common Stock issuable upon exercise of outstanding warrants and upon the conversion of shares of preferred stock and/or convertible notes, including interest thereon (collectively the "Derivative Securities"), of the Company.

     We are of the opinion that (a) the Shares issued and outstanding on the date hereof are duly authorized, legally issued, fully paid and non-assessable and (b) the Underlying Shares, upon issuance in accordance with the terms of the respective Derivative Securities, will be duly authorized, legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                       Very truly yours,


                                       /s/ Kaufman & Moomjian, LLC
                                       Kaufman & Moomjian, LLC